Exhibit 99.2

CONSENT OF JEFFERIES LLC

The Board of Directors

KushCo Holdings, Inc.

6261 Katella Avenue, Suite 250

Cypress, California 90630

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated March 30, 2021, to the Board of Directors of KushCo Holdings, Inc. (“KushCo”) as Annex E to, and reference to such opinion letter under the headings “Summary—Opinions of Financial Advisors” and “The Mergers—Opinion of KushCo’s Financial Advisor” in, the joint proxy statement/prospectus relating to the proposed merger involving KushCo and Greenlane Holdings, Inc. (“Greenlane”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Greenlane (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jefferies LLC

JEFFERIES LLC

May 27, 2021